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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-100742, 333-74156, 333-74160, 333-49356,
333-92695, 333-66685, 333-17387, 333-17415, 33-98348, 33-86836, 33-70626,
33-59202, 33-48134, 33-48130 and 33-48132) and on Form S-3 (Nos. 333-35312 and
333-86575) of PolyMedica Corporation of our report dated May 21, 2003, except for Note U as to which the date is June 20, 2003, relating to the consolidated financial statements and consolidated financial statement schedule, which appears in this Form 10-K.

                                                   /s/PricewaterhouseCoopers LLP

Boston, Massachusetts
June 30, 2003